Exhibit 32

The undersigned in their capacities as Chief Executive Officer and Chief Financial Officer of the Registrant do hereby certify that:

(i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in the report.

Date: April 1, 2013

By:	/s/ Douglas G. Bailey
Douglas G. Bailey
Chief Executive Officer

Date: April 1, 2013

By:	/s/ David S. Collins
David S. Collins
Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (the “Act”) this certification accompanies the Report and shall not, except to the extent required by the Act, be deemed filed by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Fuel Tech, Inc. and will be retained by Fuel Tech, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.